                                 Exhibit 16.1


                         [Arthur Andersen Letterhead]



December 11, 1996

Mr. Jerry Orodenker
Chief Financial Officer
Headstrong Group, Inc.
5 Lexington Avenue
East Brunswick, New Jersey  08816

Dear Mr. Orodenker:

This is to confirm that the client auditor relationship between Headstrong Group, Inc. and Arthur Andersen LLP has ceased.

Very truly yours,


/s/ Arthur Andersen LLP

Arthur Andersen LLP


Copy to:  Officer of the Chief Accountant
          SECPS Letter File
          Securities and Exchange Commission
          Mail Stop 9-5
          450 Fifth Street, N.W.
          Washington, D.C.  20549